Amerigo Energy, Inc

Pro-Forma Consolidated Balance Sheet

September 30, 2013

(unaudited)

	Amerigo Energy, Inc	Quest Marketing, Inc	Pro-Forma	Pro-Forma
			Adjustments	Consolidated
ASSETS
Current assets:
Cash	$-	$739,318	$-	$739,318
Account receivable	1,559	3,746,698	-	3,748,257
Inventory	-	1,635,420	-	1,635,420
Prepaids	54,119	58,155	-	112,274
Prepaid related party	-	370,533	-	370,533
Interest receivable	16,266	-	-	16,266
Loan receivable	78,733	344,699	-	423,432
Total current assets	150,677	6,894,823	-	7,045,500

Fixed assets:
Total fixed assets	-	104,850	-	104,850

Other assets:
Deposits	950	3,450	-	4,400
License agreement	2,212,400	-	-	2,212,400
Total other assets	2,213,350	3,450	-	2,216,800

Total assets	$2,364,027	$7,003,123	$-	$9,367,150

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$206,490	$4,074,967	$-	$4,281,457
Accounts payable - related party	179,800	-	-	179,800
Unearned revenue	-	46,259	-	46,259
Payroll liabilities	243,000	338,225	-	581,225
Sales tax payable	-	159,548	-	159,548
Loan payable	19,000	-	-	19,000
Line of credit & interest accrued	95,535	-	-	95,535
Judgment payable	120,000	-	-	120,000
Current portion of long-term convertible debt	25,000	-	-	25,000
Total current liabilities	888,825	4,618,999	-	5,507,824

Long-term liabilities
Convertible Note payable	1,975,000	-		1,975,000
Total liabilities	2,863,825	4,618,999	-	7,482,824

Stockholders' equity:
Preferred stock; $0.001 par value; 25,000,000 shares authorized 3,500,000 shares outstanding as of September 30, 2013	3,500	-	-	3,500
Common stock; $0.001 par value; 100,000,000 shares authorized; 25,424,824 shares outstanding of September 30, 2013	25,424	293,156	(293,156)	25,424
Common stock-authorized and unissued; 755,592 shares and no shares as of September 30, 2013	2,896	-	-	2,896
Unamortized stock-based compensation	(26,100)	-	-	(26,100)
Treasury shares	(46,000)	-	-	(46,000)
Additional paid-in capital	15,990,761	-	-	15,990,761
Accumulated (deficit)	(16,450,279)	-	293,156	(14,066,155)
Total Stockholders' Equity	(499,798)	2,090,968	-	1,884,326

Total Liabilities and Stockholders' Equity	$2,364,027	$7,003,123	$-	$9,367,150

Amerigo Energy, Inc

Pro-Forma Consolidated Statement

For the Nine Months Ended September 30, 2013

(unaudited)

	Amerigo Energy, Inc	Quest Marketing, Inc	Pro-Forma	Pro-Forma
			Adjustments	Consolidated

Revenue
Sales	$2,073	$22,708,659	$-	$22,710,732
Net sales	2,073	22,708,659	-	22,710,732

Cost of sales, related party	-	17,459,981	-	17,459,981
Cost of sales	-	(370,533)	-	(370,533)

Gross profit	2,073	5,619,211	-	5,621,284

Expenses:
Lease operating expenses	282	-	-	282
Depreciation and amortization	-	35,825	-	35,825
Consulting expenses	418,781	-	-	418,781
Salary and employee benefits	-	2,840,781	-	2,840,781
Professional fees	12,256	-	-	12,256
General and administrative expenses	13,829	1,476,491	-	1,490,320
Total expenses	445,148	4,353,097	-	4,798,245

(Gain) on settlement of debt	(19,195)	-	-	(19,195)
Interest expenses, net	103,878	-	-	103,878
	84,683	-	-	84,683

Net (loss)	$(527,758)	$1,266,114	$-	$738,356

Weighted average number of common shares outstanding - basic				24,678,868

Net loss per share - basic				$0.03

Amerigo Energy, Inc

Pro-Forma Consolidated Balance Sheet

December 31, 2012

(unaudited)

	Amerigo Energy, Inc	Quest Marketing, Inc	Pro-Forma	Pro-Forma
			Adjustments	Consolidated
ASSETS
Current assets:
Cash	$55	$117,366	-	$117,421
Account receivable	-	2,861,084	-	2,861,084
Inventory		149,166	-	149,166
Prepaids	-	19,592	-	19,592
Prepaids, related party		645,333	-	645,333
Loan receivable, related party	-	544,575	-	544,575
Total current assets	55	4,337,116	-	4,337,171

Fixed assets:
Total fixed assets	-	60,308	-	60,308

Other assets:
Deposits	950	3,450	-	4,400
Intangibles		44,759	-	44,759
Total other assets	950	48,209	-	49,159

Total assets	$1,005	$4,445,633	$-	$4,446,638

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	38,087	1,972,401	-	2,010,488
Accounts payable - related party	154,732	-	-	154,732
Sales tax payable		126,645	-	126,645
Payroll liabilities	108,000	487,707	-	595,707
Accrued Interest - related Parties	36,571	-	-	36,571
Unearned revenue		88,787	-	88,787
Line of credit & interest accrued	-	92,199	-	92,199
Judgment payable	120,000	-	-	120,000
Total current liabilities	457,390	2,767,739	-	3,225,129

Total liabilities	457,390	2,767,739	-	3,225,129

Stockholders' equity:
Preferred stock; $0.001 par value; 25,000,000 shares authorized 500,000 shares outstanding as of December 31, 2012	500	-	-	500
Common stock; $0.001 par value; 100,000,000 shares authorized; 24,124,824 shares outstanding as of December 31, 2012	24,124	293,156	(293,156)	3,379,912
Additional paid-in capital	15,441,512	-	-	15,441,512
Accumulated (deficit)	(15,922,521)	1,384,738	293,156	(17,600,415)
Total Stockholders' Equity	(456,385)	1,677,894	-	1,221,509

Total Liabilities and Stockholders' Equity	$1,005	$4,445,633	$-	$4,446,638

Amerigo Energy, Inc

Pro-Forma Consolidated Statement

For the Year Ended December 31, 2012

(unaudited)

	Amerigo Energy, Inc	Quest Marketing, Inc	Pro-Forma	Pro-Forma
			Adjustments	Consolidated

Revenue
Sales	$1,248	$20,666,119	$-	$20,667,367
Allowance and discounts	-	(625,536)	-	(625,536)
Net sales	1,248	20,040,583	-	20,041,831

Cost of sales	-	16,168,572	-	16,168,572
Cost of sales - related party	-	700,333	-	700,333

Gross profit	1,248	3,171,678	-	3,172,926

Expenses:
Lease operating expenses	671	-	-	671
Depreciation and amortization	-	109,997	-	109,997
Salary and employee benefits	-	2,584,198	-	2,584,198
Professional fees	186,326	-	-	186,326
General and administrative expenses	4,635	822,075	-	826,710
Total expenses	191,632	3,516,271	-	3,707,903

Other (income) expense	-	(98,820)	-	(98,820)
Interest expenses, net	980	2,158	-	3,138
	980	(96,662)	-	(95,682)

Net (loss)	$(191,364)	$(247,931)	$-	$(439,295)

Weighted average number of common shares outstanding - basic				24,194,398

Net loss per share - basic				($0.02)

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